EXHIBIT 23.2


                    INDEPENDENT AUDITORS' REPORT ON SCHEDULE

To the Board of Directors and Stockholders of VINA Technologies, Inc.:

We have audited the consolidated balance sheets of VINA Technologies, Inc. and its subsidiaries (the Company) as of December 31, 2000 and 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the three years in the period ended December 31, 2001, and have issued our report thereon dated January 21, 2002. Our audits also included the consolidated financial statement schedule listed in Item 14(a)(2) of the Company's Annual Report on Form 10-K for the year ended December 31, 2001. The consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



/s/ Deloitte & Touche LLP

San Jose, California
January 21, 2002